Exhibit 23



           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-62053) pertaining to the Citizens Financial Services, FSB Employees' Savings & Profit Sharing Plan and Trust of our report dated May 25, 2004, with respect to the financial statements and schedule of Citizens Financial Services, FSB Employees' Savings & Profit Sharing Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2003.


                                            /s/ Ernst & Young LLP

Chicago, Illinois
June 24, 2004